UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2008 (August 21, 2008)

Allied Security Holdings LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	333-119127	20-1379003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eight Tower Bridge, 161 Washington Street, Suite 600, Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 351-1400

3606 Horizon Drive, King of Prussia, PA 19406
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On August 21, 2008, Allied Security Holdings LLC, a Delaware limited liability company (the “Company”), completed its previously-announced merger (the “Merger”) with AB Merger Sub LLC (“Merger Sub”), a wholly-owned indirect subsidiary of AB Capital Holdings LLC (“Holdings”), pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of July 24, 2008, by and among Holdings, Merger Sub, the Company, SpectaGuard Holding Corporation and, solely for purposes of certain sections specified therein, MacAndrews & Forbes Holdings Inc. (the “Merger Agreement”). The Merger Agreement was previously attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2008 and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the completion of the Merger, Holdings caused the Company’s 11.375% Senior Subordinated Notes due 2011 (the “Notes”) issued under the Company’s Indenture, dated as of July 14, 2004, as amended (the “Indenture”), with The Bank of New York Mellon, as trustee (the “Trustee”) to be called for redemption pursuant to a Notice of Redemption, dated as of August 21, 2008 (the “Redemption Notice”) and caused proceeds from the Merger in an amount sufficient to pay and discharge the entire indebtedness, including principal and premium, and accrued interest to the date of redemption, on the Notes to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes. Upon the deposit of such funds with the Trustee and the taking of all other actions required by the Indenture to effect a satisfaction and discharge thereunder, the Indenture and the covenants and obligations thereunder were discharged and ceased to be of further effect as to all Notes issued thereunder. Holders of the Notes will receive payment on the Notes from the funds deposited with the Trustee upon proper presentation and surrender of the Notes with the Trustee on or after the redemption date of September 19, 2008. This report does not constitute a notice of redemption under the Indenture for the Notes. The redemption is being made solely pursuant to the Redemption Notice which will be delivered to the holders of the Notes by the Trustee.

Item 5.01.	Changes in Control of Registrant.
     On August 21, 2008, pursuant to the terms of the Merger Agreement, investment funds affiliated with The Blackstone Group consummated the acquisition of the Company through the merger of Merger Sub with and into the Company. As a result of the Merger, the Company, which prior to the Merger was controlled by SpectaGuard Holding Corporation, became a wholly-owned indirect subsidiary of Holdings. Holdings is controlled by investment funds affiliated with The Blackstone Group. The aggregate purchase price paid at the completion of the Merger was $700,000,000, which was funded by Holdings through a combination of equity and debt financing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SECURITY HOLDINGS LLC
By:	/s/ David I. Buckman
	Name:	David I. Buckman
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 21, 2008